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                                                                   Exhibit 99.14


                            DUTY FREE INTERNATIONAL, INC.

                         1994 STOCK OPTION PLAN FOR EMPLOYEES


1.  PURPOSE

         This plan, which shall be known as the "1994 Stock Option Plan for Employees" (the "Plan"), is intended to attract, retain and motivate employees and consultants of Duty Free International, Inc. (the "Company") and of any subsidiaries, by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the Company's success, through the grant of options to purchase Common Stock ("Options").

         The word "subsidiary" when used herein shall mean any corporation presented existing or which may be formed in the future, a majority of the voting stock of which is owned directly or indirectly by the Company.

2.  ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee") appointed from and by the Board of Directors of the Company. The Committee shall consist of not less than two members, each of whom shall be a director of the Company. Directors who serve on the Committee shall not be eligible for grants of Options under the Plan. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by additions made by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The Committee shall act by majority agreement of its members or by consents or approvals reduced to writing and signed by a majority of its members. The Committee may, to the extent permitted under applicable law, delegate to officers or other employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall specify, to perform such functions as the Committee may determine.

         The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with the Plan or the Options granted hereunder as it deems necessary or advisable. The Committee shall, from time to time, award options under Section 3 hereof upon such terms and conditions as it deems necessary or desirable, subject to the provisions of the plan.

         The total amount of Common Stock which may be delivered on exercise of Options granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's Common Stock, par value $.0l per share, subject to adjustment under Section

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10 hereof.  The stock to be delivered upon exercise of any Option shall be shares of the Company's Common Stock, which may include shares reacquired for the purpose of delivery upon exercise of options, subject to Section 3.5 hereof. Shares subject to the unexercised portion of any terminated or expired Options may again become subject to options under the Plan.

3.  OPTIONS

         3.1 AWARD OF OPTIONS. The Committee, at any time and from time to time, may grant Options under the Plan to any person eligible under Section 4 (an "Optionee"), exercisable for such numbers of shares of Common Stock as the Committee shall designate (the "Option Shares"), subject to the provisions of this Section 3. The date on which an option shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized (a "Grant Date") Any Optionee at any one time and from time to time may hold more than one Option granted under the Plan or under any other plan of the Company. Each Option shall be a non-qualified stock option and shall be evidenced by an option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve (including amendments to outstanding option agreements).

         3.2 OPTION PRICE. The purchase price per share upon exercise (the "Option Price") of each Option granted pursuant to this Plan shall be determined by the Committee in its sole and absolute discretion, but shall not be less than the fair market value per share on the date of the grant; provided, however, that, in the case of Options granted in substitution for options or awards of any company or other entity acquired by the Company or its subsidiaries, the Option Price may be reduced to the extent of the "in-the-money" value of such option or award or as otherwise deemed appropriate by the Committee, and options assumed in connection with such an acquisition may have such Option Price as the Committee deems appropriate, subject in each case to Section 10 hereof. During any time the Company's Common Stock is not listed on an established stock exchange, the fair market value per share for purposes of the Plan shall be the reported "bid" price of the Common Stock in the over-the-counter market on the date preceding the date of the grant as reported by the National Association of securities Dealers, Inc. If the Common Stock is listed on an established stock exchange or exchanges, its fair market value for purposes of the Plan shall be deemed to be the highest closing price of the Company's Common Stock on that stock exchange or exchanges on the date preceding the date of the grant, or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, then on the next preceding day on which there was a sale.

         3.3 TERM OF OPTION; VESTING. Unless otherwise determined by the Committee, and subject to the provisions of Section 5, any option granted pursuant to this Plan shall be exercisable by an Optionee only as follows:

         (a) on or after the first anniversary of the Grant Date, the optionee may exercise the Option for up to one-third (1/3) of the Option Shares;


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         (b)  on or after the second anniversary of the Grant Date, the optionee may exercise the Option for up to two-thirds (2/3) of the Option Shares, reduced by the amount of any Option Shares already purchased by the Optionee; and

         (c) on or after the third anniversary of the Grant Date, the optionee may exercise the Option for up to the entire amount of the Option Shares, reduced by the number of Option Shares already purchased by the Optionee.

         Any Option, granted pursuant to this Plan shall terminate no later than ten years after the Grant Date. Notwithstanding anything in this Plan to the contrary, no fractional shares shall be issued, sold or otherwise transferred by the Company, and any computations relating to shares subject to an Option shall be rounded either up or down to the nearest whole number in the sole and absolute discretion of the Committee.

         3.4. PAYMENTS FOR OPTIONS. The Option Price of an Option shall become immediately due upon exercise of the Option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion, either at the time the option is granted or at the time it is exercised, to make the Option Price payable in one or more of the alternative forms specified below:

              (a) full payment in shares of Common Stock having a fair market value on the date of exercise equal to the Option Price; or

              (b) a combination of shares of Common Stock valued at fair market value on the date of exercise and cash or cash equivalents, equal in the aggregate to the Option Price.

         3.5. EXERCISE BY DIRECTOR OR OFFICER. If, at the time an Optionee exercises an Option, the optionee is a "director" or "officer" of the Company within the meaning of Sections 312.03 and 703.09 of the Listed Company Manual of the New York Stock Exchange, such that the Optionee's receipt of Common Stock originally issued by the Company would be subject to the requirement of shareholder approval thereunder, the Stock to be delivered to the Optionee shall be deemed to consist only of shares reacquired by the Company. The Company shall be obligated to use its best efforts to obtain and have available, at any time that such option is exercisable and the exercise of such Option would require delivery of such reacquired shares, a sufficient number of such reacquired shares, not reserved for other uses, to be able to make delivery upon exercise of such option.

4.  ELIGIBILITY.

         Employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company or its subsidiaries deemed by the Committee to be of


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substantial value to the Company, are eligible to be granted Options under the
Plan. In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted Options under the Plan, provided that such Options shall be cancelled if such person fails to commence such employment, and such person may not exercise or otherwise receive value with respect to such option until such person has commenced such employment. The foregoing notwithstanding, directors and officers who are then required to report transactions under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall not be eligible to be granted Awards under the Plan.

5.  EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

         5.1. TERMINATION OF EMPLOYMENT. Except as otherwise provided by the Committee, in the event of termination of employment of an Optionee (otherwise than by reason of death or disability of the Optionee, as described below), any Option or Options granted to the Optionee under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith. The transfer of an Optionee from the employ of the Company to a subsidiary or vice versa or from one subsidiary of the Company to another shall not be deemed to constitute a termination of employment for purposes of this Plan.

         5.2. DEATH. In the event that an optionee shall die while employed by the Company or its subsidiaries, any Option or Options granted to the Optionee under the Plan and not theretofore exercised or expired shall be exercisable in full by the estate of the optionee or by any person who has acquired such Option by bequest or inheritance from the Optionee at any time within one (1) year after the death of the Optionee (but in no event shall such Option be exercisable after its stated expiration date).

         5.3. DISABILITY. In the event of the termination of an Optionee's employment by reason of the Optionee's disability, the Optionee shall have the right to exercise in full all options held to the extent that Options have not previously expired or been exercised, at any time within one (1) year after such termination (but in no event shall such option be exercisable after its stated expiration date). Unless otherwise determined by the Committee, the term "disability" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 105(d) (4) of the Internal Revenue Code of 1986, as amended (the "Code").

         5.4. LEAVE OF ABSENCE. Whether any leave of absence shall constitute termination of employment for the purposes of any Option granted under the Plan shall be determined in each case by the Committee in its sole discretion.

6.  NON-TRANSFERABILITY

         No Option granted pursuant to the Plan or other right under the Plan shall be transferable by an Optionee except pursuant to the laws of descent and distribution (or pursuant

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to a beneficiary designation), and any such option or right shall be exercisable during the lifetime of an optionee only by such Optionee.

7.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

         The Board of Directors, upon recommendation of the Committee or at its own discretion, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify, the Plan. No amendment, modification or termination of the Plan shall in any manner materially adversely affect any Option theretofore granted under the Plan without the consent of the Optionee.

8.  FINALITY OF DETERMINATIONS

         The interpretation and construction by the Committee of any provisions of the Plan or of any Opt-ion under it shall be final, unless otherwise determined by the Board of Directors. No members of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it, and all members of the Committee shall be entitled to indemnification and limits on their personal liability as set forth in the Company is Charter and By- laws.

9.  WITHHOLDING

         The Company or its subsidiaries shall withhold any and all employment taxes required to be withheld by Federal, state or local law from, or with respect to, any stock, cash or other property distributed or paid to any Optionee under this Plan. The Company and its subsidiaries shall have the right to withhold a sufficient amount of such optionee's wages or other cash compensation, or require that the optionee make a direct cash payment to the Company, sufficient to discharge the Company's withholding obligations under applicable law. Until the Company and its subsidiaries have discharged their withholding obligations, the Company shall have the right to refuse the issuance of, or delivery of, the Common Stock for which the Option has been exercised. The Company and its subsidiaries may make such other arrangements as it deems reasonable or convenient, consistent with this Plan, to discharge their withholding obligations under applicable law.

10. ADJUSTMENTS UPON CORPORATE EVENTS

         The total number of shares of Common Stock which may be purchased on exercise of options granted under the Plan, the total number of shares of Common Stock for which Options may be granted under the Plan, and other rights relating to Options (both as to the number of shares of Common Stock and the Option Price) shall be appropriately adjusted by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, stock split or combination of shares, reclassification, or other similar event affecting Common Stock. In the event of a merger or consolidation of the


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Company or any subsidiary, the Committee may make such adjustments or take such other action with respect to Options as it deems necessary or appropriate to reflect such merger or consolidation or to act in anticipation of or in connection with such merger or consolidation including, without limitation, the substitution of options granted under the Plan in place of options or other awards granted by the company or other entity being acquired by the Company or its subsidiary or the assumption of options, granted by such acquired company or entity. In the case of an assumption of such options, such options shall become Options and shall be governed by the terms of the Plan, except that the Committee may specify such terms as to vesting and otherwise to the extent deemed appropriate by the Committee to preserve the terms of the option being assumed. All adjustments under this Section 10 shall be made so as to prevent dilution or enlargement of the rights of optionee or optionee.

11. RIGHT TO CONTINUED EMPLOYMENT

         Nothing in this Plan shall confer on an optionee any right to employment or continued employment with, or to provide or continue to provide consulting services to, the Company or any subsidiary, or affect in any way the right of the Company or its subsidiaries to terminate such person's employment or consulting contract at any time.

12. GOVERNING LAW

         The Plan and all agreements hereunder shall be construed in accordance with and governed by the internal laws of the State of Maryland and applicable federal law.

13. EFFECTIVE DATE

         The effective date of the Plan shall be March 19, 1994.









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